UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2017

ARROW ELECTRONICS, INC.
 (Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 East Dry Creek Road, Centennial, CO 80112
 (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Arrow Electronics, Inc. (the "Company") with the Securities and Exchange Commission on May 16, 2017 (the "Original Filing"). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

 Item 5.07 Submission of Matters to a Vote of Security Holders.

    At the Company’s 2017 Annual Meeting of Stockholders, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers – or future “say-on-pay” votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote.

    In light of the voting results with respect to the frequency proposal, at a meeting held on September 19, 2017, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote each year in connection with its annual meeting of stockholders until the next vote on the frequency of stockholder votes on the compensation of executives or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next required advisory vote on the frequency will occur no later than 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

	By:	/s/ Gregory Tarpinian
Date: September 20, 2017	Name:	Gregory Tarpinian
	Title:	Secretary and Chief Legal Officer